Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT

This FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT (this “Amendment”), made as of August 16, 2018, among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, as borrower (“Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as a Bank, and with the other lending institutions parties hereto as Banks (“Banks”), KEYBANK NATIONAL ASSOCIATION, as administrative agent and its successors and assigns (“Agent”) for itself, the other Banks and LC Issuers (as defined in the Facility Agreement defined below).

W I T N E S S E T H:

WHEREAS, Borrower, Agent and Banks entered into that certain Letter of Credit Facility Agreement dated as of October 5, 2017 (as amended, restated, supplemented or otherwise modified, the “Facility Agreement”), pursuant to which Banks and LC Issuers established a letter of credit facility for the benefit of Borrower (all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Facility Agreement); and

WHEREAS, Borrower and Synovus Bank are parties to that certain letter agreement dated as of October 5, 2017 (as amended, restated, supplemented or otherwise modified, the “Letter Agreement”); and

WHEREAS, Synovus Bank as an LC Issuer has previously issued (or been deemed to have issued) the Synovus Letters of Credit (as hereinafter defined) under the Facility Agreement; and

WHEREAS, Borrower has informed Agent that Borrower is entering into a new revolving credit facility with various financial institutions (not including KeyBank, but including Synovus Bank among others) and JPMorgan Chase Bank, N.A., as administrative agent for such revolving lenders (the “New Revolving Credit Facility”); and

WHEREAS, Borrower and Synovus Bank have informed Agent that, upon the closing of the New Revolving Credit Facility, the Letters of Credit issued by Synovus Bank under the Facility Agreement (or deemed to have been so issued) for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity, and which are outstanding on the First Amendment Effective Date (as hereinafter defined) as set forth on Schedule 2 attached hereto (collectively, the “Synovus Letters of Credit”), will be deemed to be letters of credit issued under the New Revolving Credit Facility and will no longer be considered Letters of Credit under the Facility Agreement; and

WHEREAS, Synovus Bank desires to (i) resign as an LC Issuer under the Facility Agreement (the “Synovus Bank Resignation”), (ii) be released from all of its past, present and future obligations under the Facility Agreement, including but not limited to any participation obligations in respect of the KeyBank Letters of Credit (as hereinafter defined), and to terminate all participation interests in the Synovus Letters of Credit (collectively, the “Synovus Bank Release”), and (iii) release KeyBank and Agent from all past, present and future obligations with respect to the Synovus Letters of Credit, including, but not limited to, all participation obligations in respect of the Synovus Letters of Credit, and terminate all participation interests of Synovus Bank in the KeyBank Letters of Credit; and

WHEREAS, in connection with the foregoing, Borrower and Synovus Bank desire for all cash collateral currently held by Agent pursuant to the Credit Documents, other than Cash Collateral to be retained by Agent as hereinafter provided with respect to the KeyBank Letters of Credit, to be released from the lien and interest of the Credit Documents and transferred as hereinafter set forth (the “Non-KeyBank Cash Collateral Release”); and

WHEREAS, Borrower has further requested that, on the First Amendment Effective Date immediately after giving effect to the closing of the New Revolving Credit Facility and the consummation of the Synovus Bank Resignation, the Synovus Bank Release, the KeyBank Release and the Non-KeyBank Cash Collateral Release (collectively, the “Roll-over Transactions”), certain terms of the Facility Agreement be modified and amended as hereinafter set forth in connection with a reduction in commitments and transfer of the Synovus Letters of Credit; and

WHEREAS, Borrower, KeyBank and Agent have agreed to the Rollover Transactions and such amendments as set forth herein, subject to the terms and conditions hereinafter set forth, and Synovus Bank has joined in the execution of this Amendment for the limited purposes set forth above its signature block;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Roll-Over Transactions. Upon the effectiveness of this Amendment:

(a) Synovus Bank hereby resigns as an LC Issuer, pursuant to §2.1(m) of the Facility Agreement (all prior notice thereof being hereby waived).

(b) The Synovus Letters of Credit shall cease to constitute Letters of Credit under the Facility Agreement.

(c) Notwithstanding anything to the contrary contained in the Facility Agreement and the other Credit Documents:

i. KeyBank, Agent and Borrower hereby release and forever discharge Synovus Bank as a Bank and an LC Issuer from any and all past, present and future obligations arising under the Facility Agreement and the other Credit Documents, including, without limitation, all participation obligations with respect to the KeyBank Letters of Credit, and all participation interests of Synovus Bank in the KeyBank Letters of Credit are hereby terminated;

ii. Synovus Bank hereby relinquishes and waives any and all past, present and future obligations it may have or might have as a Bank and/or an LC Issuer arising under the Facility Agreement and the other Credit Documents, other than its right to receive its pro rata share of any accrued and unpaid Facility Fees and Letter of Credit Fees pursuant to Section 8(d) of this Amendment;

iii. Other than Synovus’s right to receive its pro rata share of any accrued and unpaid Facility Fees and Letter of Credit Fees pursuant to Section 8(d) of this Amendment, Synovus hereby releases and forever discharges KeyBank and Agent from any and all past, present and future obligations they may have or might have arising under the Facility Agreement and the other Credit Documents, including, without limitation, all participation obligations with respect to the Synovus Letters of Credit, and all participation interests of KeyBank in the Synovus Letters of Credit are hereby terminated; and

iv. Agent is directed by Synovus Bank, KeyBank and Borrower to transfer by wire transfer of immediately available funds, and agrees so to transfer, all Cash Collateral held by it under the Facility Agreement and the other Credit Documents other than an amount equal to 105% of the sum of (A) the aggregate undrawn amount of the Outstanding KeyBank Letters of Credit and (B) the unreimbursed amounts (if any) drawn under the Outstanding KeyBank Letters of Credit (the “Retained Cash Collateral”) to Borrower, in accordance with the wire instructions set forth on Schedule 1 attached hereto.

(d) Borrower acknowledges and agrees that Agent shall be entitled to retain the Retained Cash Collateral as security for the Obligations and for application as provided in the Facility Agreement and the other Credit Documents.

(e) The Letter Agreement shall automatically terminate and cease to be effective.

(f) For the avoidance of doubt, Borrower and Synovus agree among themselves that any reference to the Facility Agreement or any other document or instruments pertaining to the Facility Agreement that may appear in any reimbursement agreement or other document or instruments arising out of related to the Synovus Letters of Credit shall henceforth and hereafter refer to the Credit Agreement or other comparable document under the New Revolving Credit Facility.

2. Amendments to § 1.1 of the Facility Agreement. Immediately after giving effect to the Rollover Transactions described in Section 1 of this Amendment, § 1.1 of the Facility Agreement, Definitions, is hereby amended as follows:

(a) The definition of “Cash Collateral” is hereby amended and restated in its entirety as follows:

“Cash Collateral. The cash deposited by Borrower with Agent in the Cash Collateral Account, in an amount not less than the minimum amount required pursuant to §2.1(l), as such amount may be increased or decreased from time to time.”

(b) The definition of “LC Issuer” is hereby amended and restated in its entirety as follows:

“LC Issuer. Agent, in its capacity as issuer of the Prior Letters of Credit and any other Letters of Credit issued by it hereunder.

(c) The definition of “Maturity Date” is hereby amended and restated in its entirety as follows:

“Maturity Date. October 5, 2019.”

(d) The following new definitions are hereby added in appropriate alphabetical order:

“First Amendment. That certain First Amendment to Letter of Credit Facility Agreement, dated as of August 16, 2018, among Borrower, Agent and Banks, and joined in by Synovus Bank for the limited purposes set forth therein.”

“First Amendment Effective Date. August 16, 2018, being the date on which the conditions set forth in Section 8 of the First Amendment have been satisfied.”

“KeyBank Letters of Credit. The Letters of Credit issued by KeyBank National Association under the Facility Agreement (or deemed to have been so issued) prior to the First Amendment Effective Date for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity and which will remain outstanding after the First Amendment Effective Date as set forth on Schedule 3 attached hereto, as the same may be amended, extended or renewed from time to time.”

(e) The definition of “Extended Letter of Credit” is hereby deleted in its entirety.

3. Amendments to §2.1 and §2.2 of the Facility Agreement. Immediately after giving effect to the Rollover Transactions described in Section 1 of this Amendment:

(a) §2.1(a) of the Facility Agreement, Issuance of Letters of Credit, is hereby modified and amended by deleting the amount “$30,000,000” in its entirety in the first sentence of §2.1(a) and by inserting in lieu thereof “the lesser of (i) $15,414,680.45, and (ii) any lower amount to which the aggregate Commitments shall have been reduced pursuant to §3.2 or §3.3 of this Agreement, or both”.

(b) §2.1(l) of the Facility Agreement, Extended Letters of Credit; Cash Collateral, is hereby modified and amended by amending and restating §2.1(l) in its entirety as follows:

“Notwithstanding any contrary provisions of §2.1, Borrower shall maintain Cash Collateral in a special purpose interest bearing collateral account in the name of Borrower, but subject to the sole dominion and control of Agent, in an amount not less than one hundred five percent (105%) of the aggregate Letters of Credit then Outstanding.”

(c) §2.1(m) of the Facility Agreement, Designation of LC Issuers, is hereby modified and amended by adding the following sentence at the end of such Section:

“Notwithstanding anything to the contrary in this Agreement, from and after the First Amendment Effective Date, Borrower shall not be permitted to request any new LC Issuers.”

(d) §2.2 of the Facility Agreement, Unused Facility Fee, is hereby modified and amended by adding the following sentence at the end of such Section:

“In light of the partial payment of the Facility Fee made by Borrower on the First Amendment Effective Date, the Facility Fee due and payable by Borrower for the fiscal quarter ending September 30, 2018, shall be calculated from and including the First Amendment Effective Date, through and including September 30, 2018.”

4. Amendment to §3 of the Facility Agreement. Immediately after giving effect to the Rollover Transactions described in Section 1 of this Amendment,

(a) §3.1(b) of the Facility Agreement, Extension Options, is hereby modified and amended by inserting the following sentence at the end of clause (i) thereof:

“Notwithstanding anything to the contrary in this Agreement, from and after the First Amendment Effective Date, Borrower shall not be permitted to extend the Maturity Date beyond October 5, 2019.”

(b) §3 of the Facility Agreement, Repayment and Reduction in Commitment, is hereby modified and amended by inserting a new §3.3, Mandatory Reduction and Termination of Commitment, at the end of §3 as follows:

“§3.3 Mandatory Reduction and Termination of Commitment.

From and after the First Amendment Effective Date, the Commitments shall automatically be reduced dollar-for-dollar (but without duplication) by (a) the undrawn stated amount of each Letter of Credit that terminates or expires by its terms, (b) the undrawn stated amount of each Letter of Credit that is surrendered for cancellation, (c) the amount of each drawing honored under any Letter of Credit, and (d) the amount by which the stated amount of any Letter of Credit is reduced (whether by its terms, by amendment or otherwise) whereupon the Commitments of Banks shall be reduced pro rata in accordance with their respective Commitment Percentages. Upon the effective date of each such reduction or termination, Borrower shall pay to Agent for the respective accounts of Banks the full amount of any unpaid Commitment LC Fees under §2.2(b) then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated. Upon the effective date of each such reduction or termination, the Agent shall (and each Bank and LC Issuer hereby authorizes Agent to) release to the Borrower’s direction Cash Collateral in an amount equal to the difference between the then-current amount of Cash Collateral and the amount of Cash Collateral required pursuant to §2.1(l) after giving effect to such Commitment reduction, subject to Agent’s right to apply Cash Collateral pursuant to Section 2.1(e) or any other applicable provision in this Agreement.”

5. Amendments to §4.2 of the Facility Agreement. Immediately after giving effect to the Rollover Transactions described in Section 1 of this Amendment, §4.2 of the Facility Agreement, Letter of Credit Fees, is hereby modified and amended by inserting the following sentence at the end of clause (b) thereof:

“In light of the partial payment of the Letter of Credit Fees accrued pursuant to §4.2(b) of the Facility Agreement made by Borrower on the First Amendment Effective Date, the Letter of Credit Fees due and payable by Borrower pursuant to this §4.2(b) on September 1, 2018, shall be calculated from and including the First Amendment Effective Date, through and including August 31, 2018.”

6. Amendment to Section 17 of the Facility Agreement, Notices, is hereby amended by deleting the notice information for Agent’s Special Counsel and Borrower in its entirety and inserting the following:

“Agent’s Special Counsel:

Bryan Cave Leighton Paisner LLP

1201 West Peachtree Street, NW

14th Floor

Atlanta, Georgia 30309-3471

Facsimile: (404) 572-6999

Attention: Robert C. Lewinson, Esq.

and

if to Borrower:

Forestar (USA) Real Estate Group Inc.

10700 Pecan Park Blvd., Suite 150,

Austin, TX 78750

Facsimile: (512) 433-5203

E-mail: ChuckJehl@forestargroup.com

Attention: Chief Financial Officer

with a copy to

Forestar (USA) Real Estate Group Inc.

10700 Pecan Park Blvd., Suite 150,

Austin, TX 78750

Facsimile: (512) 433-5203

Attention: General Counsel”

7. Amendments to certain Facility Agreement Schedules. Immediately after giving effect to the Rollover Transactions described in Section 1 of this Amendment, Schedule 1.1 to the Facility Agreement, Commitments, is hereby amended and restated in its entirety as set forth on Schedule 1.1 attached to this Amendment.

8. No other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided or permitted herein, operate as an amendment or waiver of any right, power or remedy of Agent or Banks under the Facility Agreement or any of the other Credit Documents, nor constitute an amendment or waiver of any provision of the Facility Agreement or any of the other Credit Documents. Except for the amendments expressly set forth above, the text of the Facility Agreement and all other Credit Documents shall remain unchanged and in full force and effect, and Borrower hereby ratifies and confirms its obligations thereunder, as herein modified and amended. This Amendment shall not constitute a course of dealing with Agent or Banks at variance with the Facility Agreement or the other Credit Documents such as to require further notice by Agent or Banks to require strict compliance with the terms of the Facility Agreement and the other Credit Documents in the future. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the Obligations of Borrower under the Credit Documents.

9. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, Agent, on behalf of Banks, shall have received, in form and substance satisfactory to it, the following:

(a) Counterparts of this Amendment duly executed by Borrower, KeyBank and Synovus Bank;

(b) A certificate executed by the Chief Financial Officer of Borrower, certifying to Agent and Banks that each of the representations and warranties made pursuant to Section 9 of this Amendment shall be true and correct in all material respects as of the First Amendment Effective Date;

(c) Evidence satisfactory to it that the New Revolving Credit Facility is in effect and the Synovus Letters of Credit are deemed to be letters of credit issued under the New Revolving Credit Facility;

(d) Payment by Borrower to Agent for the account of each Bank (determined prior to giving effect to the consummation of the Rollover Transactions) of all accrued and unpaid Facility Fees and Letter of Credit Fees with respect to the Letters of Credit (including the Synovus Letters of Credit and the KeyBank Letters of Credit), to but not including the First Amendment Effective Date (and calculated without giving effect to the termination of participation interests made pursuant to this Amendment);

(e) Payment by Borrower to Agent, for the account of each Bank (determined after giving effect to the consummation of the Rollover Transactions) of the extension fee required under the terms of §3.1(b)(ii)(D) of the Facility Agreement; and

(f) Payment of all reasonable and documented expenses incurred by Agent in connection with the execution and delivery of this Amendment, together with reasonable fees and actually incurred expenses of Agent’s counsel with respect to this Amendment and other post-closing matters, in each case to the extent invoiced at least one (1) Business Day prior to the date hereof.

10. Representations and Warranties. Borrower represents and warrants as follows:

(a) The execution, delivery and performance by Borrower of this Amendment are within such party’s legal powers, have been duly authorized by all necessary proceedings on the part of Borrower (including any necessary stockholder, partner or member action) and do not contravene (i) any of Borrower’s Organizational Document or (ii) any law or contractual restriction binding on or affecting such Person;

(b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, except for those already obtained or made, is required for the due execution, delivery and performance by Borrower of this Amendment;

(c) This Amendment constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditor’s rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(d) All of the representations and warranties of Borrower in the Credit Documents are true and correct in all material respects as of the date hereof (or if such representations and warranties by their terms relate solely to an earlier date, then as of such earlier date); and

(e) No Default or Event of Default is existing and none would result, in each case upon this Amendment becoming effective and after giving effect hereto.

11. No Claims or Defenses. Borrower acknowledges, represents and agrees that Borrower, as of the date hereof, has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Credit Documents, the administration or issuance of any Letters of Credit or with respect to any acts or omissions of Agent or any Bank, or any past or present officers, agents or employees of Agent or any Bank, with respect to the Credit Documents and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

12. Reaffirmation of Security Documents. Borrower reaffirms and admits the validity and enforceability of each Security Document to which it is a party and all of its obligations thereunder and agrees and admits that (a) it has no defense to any such obligation (as of the date of this Amendment) and (b) it shall not exercise any setoff or offset to any such obligation.

13. Reference to and Effect on the Credit Documents. Upon the effectiveness of this Amendment, on and after the date hereof: each reference in the Facility Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Facility Agreement, and each reference in the other Credit Documents to the “Facility Agreement,” “thereunder,” “thereof” or words of like import referring to the Facility Agreement, shall mean and be a reference to the Facility Agreement as amended and modified hereby.

14. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses of Agent actually incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of Agent’s counsel with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

16. Credit Document; Schedules. This Amendment shall be deemed to be a Credit Document for all purposes. Each Schedule attached hereto is incorporated herein by this reference.

17. No Oral Agreements. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES

18. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER:

FORESTAR (USA) REAL ESTATE GROUP
INC., a Delaware corporation

By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Its: Executive Vice President, Chief Financial Officer & Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

[Signature Page to First Amendment to LC Facility Agreement]

KEYBANK NATIONAL ASSOCIATION, as a
Bank, LC Issuer and as Agent

By:	/s/ Nathan Weyer
Name:	Nathan Weyer
Title:	Senior RM

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

The undersigned is executing this Amendment solely for the purposes of acknowledging the recitals and agreeing to the provisions of Sections 1, 9, 10, 15, 16 and 17 hereof.

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

[END OF SIGNATURES]

Schedule 1.1 to

Letter of Credit Facility Agreement

BANKS AND COMMITMENTS

KEYBANK NATIONAL ASSOCIATION             $15,414,680.45

Schedule 1 to

First Amendment to

Letter of Credit Facility Agreement

Wire Instructions

Borrower

Bank:	Key Bank, N.A.
Address:	127 Public Square
Cleveland, OH 44114
ABA Routing No.: 041001039
Account No:	359681272449
For credit to:	Forestar (USA) Real Estate Group Inc.
Ref:	Cash Collateral Release

Schedule 2 to

First Amendment to

Letter of Credit Facility Agreement

SYNOVUS LETTERS OF CREDIT

ALIAS	ISSUER	BORROWER	CURRENT AMT
SND069366530701	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$1,501,206.00
SND069366643707	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$168,854.00
SND069366643708	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$174,806.00
SND069366643710	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$98,005.50
SND069366643711	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$232,918.26
SND069366643713	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$525,268.00
SND069366643715	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$1,020,175.97
SND069366643716	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$368,327.00
SND069366643723	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$11,044.00
SND069366643788	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$200,000.00
SND069366643789	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$29,850.00
SND069366643790	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$12,500.00
SND069366643800	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$230,406.00
SND069366643808	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$23,080.73
SND069366643809	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$14,255.77
SND069366643810	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$560,000.00
SND069366643811	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$600,000.00
SND069368327817	SYNOVUS BANK	FORESTAR USA REAL ESTATE GROUP	$288,206.00

			$6,058,903.23

Schedule 3 to

First Amendment to

Letter of Credit Facility Agreement

KEYBANK LETTERS OF CREDIT

ALIAS	ISSUER	BORROWER	CURRENT AMT
S322654000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$25,000.00
S322657000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$75,000.00
S323365000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$6,845,625.00
S323788000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$21,110.00
S323789000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$42,220.00
S323790000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$181,583.25
S323953000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$50,654.00
S323954000B	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$69,387.38
S324424000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$66,270.00
S324560000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$44,175.00
S325029000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$23,343.00
S325030000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$35,077.50
S325183000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$91,667.00
S325184000C	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$146,767.50
S325750000A	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$3,310,743.92
S325751000A	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$3,667,836.70
S325898000A	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$674,941.20
S325902000A	KEYBANK NATIONAL ASSOCIATION	FORESTAR USA REAL ESTATE GROUP	$43,279.00

			$15,414,680.45